UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

Sunshine Biopharma Inc.

(Name of Registrant as Specified In Its Charter)

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Sunshine Biopharma Inc.

333 Las Olas Way

CU4 Suite 433

Fort Lauderdale, FL 33301

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holder of a majority of the voting power of the stockholders of Sunshine Biopharma Inc. (the “Company,” “we,” “us,” or “our”), has approved the following action without a meeting of stockholders:

The approval of the Warrant Stockholder Approval Provisions described in detail in this Information Statement.

The action will become effective on the 20th day after the definitive information statement is mailed to our stockholders.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

	By	Order of the Board of Directors

Dr. Steve N. Slilaty
Chief Executive Officer and Chairman

May 29, 2026

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Sunshine Biopharma Inc.

333 Las Olas Way

CU4 Suite 433

Fort Lauderdale, FL 33301

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about June __, 2026.

Share amounts and prices in this preliminary information statement do not give effect to the 10-for-1 reverse split of the Company’s common stock that will be effective June 1, 2026.

What action was taken by written consent?

We obtained stockholder consent for the Warrant Stockholder Approval Provisions described in detail in this information statement.

What vote was obtained to approve the Warrant Stockholder Approval Provisions described in this information statement?

On May 28, 2026, we obtained the approval of Dr. Steve N. Slilaty, our Chief Executive Officer, to approve the Warrant Stockholder Approval Provisions. As of May 28, 2026, Dr. Slilaty held 86.0% of the total voting power of the Company’s stockholders.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $25,000.

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WARRANT STOCKHOLDER APPROVAL PROVISIONS

On May 19, 2026, the Company closed a public offering (the “Offering”) pursuant to which the Company issued and sold (i) 11,160,000 Common Units, with each Common Unit consisting of (A) one share of the Company’s common stock, and (B) two Series C Warrants, each Series C Warrant exercisable for one share of common stock; and (ii) 840,000 Pre-Funded Units, each Pre-Funded Unit consisting of (A) one Pre-Funded Warrant to purchase one share of common stock, and (B) two Series C Warrants. The purchase price of each Common Unit was $0.50, and the purchase price of each Pre-Funded Unit was $0.49999. The Pre-Funded Warrants were immediately exercisable, at an exercise price of $0.00001 and could be exercised at any time until exercised in full. All of the Pre-Funded Warrants have been exercised as of the date of this filing. The Series C Warrants have an initial exercise price of $0.50 and are exercisable for a period of five years commencing upon issuance. The aggregate gross proceeds to the Company were approximately $6 million, before deducting placement agent fees and other expenses payable by the Company.

In connection with the Offering, on May 18, 2026, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with Aegis Capital Corp. (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent for the Offering on a best efforts basis. Pursuant to the Placement Agent Agreement, the Company paid the Placement Agent a fee of 7% of the gross proceeds and a non-accountable expense allowance of 2% of the gross proceeds. The Company also reimbursed certain accountable expenses of the Placement Agent.

Under the terms of the Series C Warrants we are required to seek such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (“Nasdaq”) for certain provisions (the “Warrant Stockholder Approval Provisions”) of the Series C Warrants, which are described below, to become effective (the “Warrant Stockholder Approval”).

On May 28, 2026, Dr. Steve N. Slilaty, as the holder of the majority of the voting power of the stockholders of the Company, approved by written consent the Warrant Stockholder Approval Provisions, consisting of the following:

•	to issue in excess of twenty percent (20%) of the outstanding shares of common stock at a deemed discount to the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635(d)(1)(A)) immediately prior to execution of the Placement Agent Agreement for the Offering.

•	to any adjustment to the exercise price or number of shares of common stock underlying the Series C Warrants in the event of a Share Combination Event pursuant to Section 3.7 of the Series C Warrants.

•	to the voluntary adjustment, from time to time, of the exercise price of any and all currently outstanding Series C Warrants pursuant to Section 3.8 of the Series C Warrants.

Description of Series C Warrants

The following is a description of the provisions of the Series C Warrants issued in the Offering and is qualified by reference to the full text of the Series C Warrants, which was filed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2026.

Exercisability. The Series C Warrants are exercisable immediately upon issuance and at any time up to the date that is five years after their original issuance date. The Series C Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Series C Warrants under the Securities Act of 1933, as amended (the “Securities Act”), is effective and available for the issuance of such shares, by payment in full for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series C Warrants under the Securities Act is not effective, the holder may elect to exercise the Series C Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

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Exercise Limitation. A holder will not have the right to exercise any portion of the Series C Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series C Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The initial exercise price per whole share of common stock purchasable upon exercise of the Series C Warrants is $0.50. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Voluntary Adjustment. Subject to the rules and regulations of Nasdaq, the Company may at any time reduce the then current exercise price to any amount and for any period of time deemed appropriate by the Board of Directors.

Share Combination Events. Conditioned upon the receipt and effectiveness of the Warrant Stockholder Approval, if at any time on or after the date of issuance there occurs any share split, share dividend, share combination, recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the Series C Warrants then in effect (a “Share Combination Event”), then the exercise price of the Series C Warrants will be reduced to the lowest daily volume weighted average price during such period (subject to a minimum exercise price of $0.25) (equal to 50% of the initial exercise price) and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged. The Series C Warrants will be subject to no more than one such adjustment upon a Share Combination Event.

Transferability. Subject to applicable laws, the Series C Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series C Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series C Warrants will be entitled to receive upon exercise of the Series C Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series C Warrants immediately prior to such fundamental transaction. The holders of the Series C Warrants may also require us to purchase the Series C Warrants from the holders by paying to each holder an amount equal to the Black Scholes value of the remaining unexercised portion of the Series C Warrants on the date of the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series C Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of Series C Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series C Warrants.

Purpose of the Warrant Stockholder Approval

Our common stock is listed on Nasdaq under the symbol “SBFM.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock of the issuer prior to the offering. In determining whether an offering qualifies as a public offering, Nasdaq considers all relevant factors, including the extent of any discount to the market price of the common stock being offered. In determining discount, Nasdaq generally attributes a value of $0.125 for each whole warrant offered with a share of common stock. The price per Comon Unit in the Offering attributed the foregoing value to the Series C Warrants.

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However, since the Warrant Stockholder Approval Provisions would require that we attribute additional value to the Series C Warrants (over the value already attributed), in order to ensure that the Offering qualified as a public offering under Rule 5635, such provisions in the Series C Warrants are not effective unless and until our stockholders approve the Warrant Stockholder Approval Provisions. We have obtained such approval, which will be effective 20 days after the mailing of the definitive information statement to stockholders.

While we believe the securities were sold in a public offering, as that term is construed by Nasdaq, we obtained the Warrant Stockholder Approval and will have such Warrant Stockholder Approval become effective pursuant to the filing and mailing of this information statement in a surfeit of caution to assure continued compliance with the Nasdaq Listing Rules

Potential Adverse Effects of the Approval of the Warrant Stockholder Approval Provisions

Following effectiveness of the Warrant Stockholder Approval, existing stockholders will suffer dilution in their ownership interests in the future as a result of the potential issuance of shares of common stock upon exercise of the Series C Warrants. The sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of common stock as of May 27, 2026, by (i) each of our directors, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group, and (iv) any person or group as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), believed by us to beneficially own more than 5% of our common stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The percentages listed are based upon 21,236,346 shares of common stock and 130,000 shares of Series B Preferred Stock issued and outstanding as of May 27, 2026. Each share of Series B Preferred Stock entitles the holder to 1,000 votes. Except as otherwise set forth below, the address of each person below is c/o Sunshine Biopharma Inc., 333 Las Olas Way, CU4 Suite 433, Fort Lauderdale, FL 33301.

Title of Class	Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Common	Dr. Steve N. Slilaty **	1,911 common (1)	* (common)
Series B Preferred		130,000 Series B Preferred	100% of Series B Preferred
Common	Camille Sebaaly **	60	*
Common	Dr. Andrew Keller **	0	*
Common	David Natan **	100,000	*
Common	Dr. Rabbi Kiderchah **	1	*
Common	Michel Roy **	1	*
Common Series B Preferred	All officers and directors as a group (6 persons)	101,973 common 130,000 Series B Preferred	* (common) 100% (Series B Preferred)
Common Stock	Michael Bigger(2)	1,610,000	7.6%
Common Stock	Intracoastal Capital LLC (3)	2,356,971	9.99%

*	Less than 1%.
**	Officer and/or director of the Company.
(1)	Includes 1,850 shares of common stock owned by Malek Chamoun, the former president of Nora Pharma Inc., a wholly-owned subsidiary of the Company. Dr. Slilaty controls the voting of Mr. Chamoun’s shares through a voting agreement between Mr. Chamoun and Dr. Slilaty dated October 20, 2022.
(2)	Based on Schedule 13G filed with the SEC on May 21, 2026. Mr. Bigger, as the managing member of Bigger Capital Fund GP, LLC (“Bigger GP”), which is the general partner of Bigger Capital Fund, LP (“Bigger Capital”), and the managing member of District 2 Holdings LLC (“District 2 Holdings”), which is the investment manager of District 2 Capital Fund LP (“District 2 CF”), may be deemed to beneficially own the: (i) 805,000 shares of common stock beneficially owned by Bigger Capital, and (ii) 805,000 shares of common stock beneficially owned District 2 CF. Such amounts do not include certain securities which are subject to beneficial ownership limitations. The address of Mr. Bigger is 11700 West Charleston Blvd., #170-659, Las Vegas, NV 89135.
(3)	Based on Schedule 13G filed with the SEC on May 23, 2025. Represents shares of common stock issuable upon exercise of a warrant (the “Intracoastal Warrant”) held by Intracoastal Capital LLC (“Intracoastal”), and all such shares represent beneficial ownership of approximately 9.99% of the common stock, based on (a) 21,236,346 shares of common stock outstanding, plus (b) 2,356,971 shares issuable upon exercise of the Intracoastal Warrant. Such shares may be deemed beneficially owned by Intracoastal, Mitchell P. Kopin and Daniel B. Asher (the “Reporting Persons”). The foregoing excludes 69,538 shares of common stock issuable upon exercise of the Intracoastal Warrant because the Intracoastal Warrant contains a blocker provision under which the holder thereof does not have the right to exercise the Intracoastal Warrant to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates, of more than 9.99% of the common stock. The address of the stockholder is 245 Palm Trail, Delray Beach, Florida 33483.

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ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance with such act we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information are available at the SEC’s website at www.sec.gov.

By	Order of the Board of Directors

Dr. Steve Slilaty
Chief Executive Officer and Chairman May 29, 2026

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